                                                                    Exhibit 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 24, 1999 (except for Note 6, as to which the date is April 9, 1999), with respect to the financial statements of Guthy-Renker Internet, LLC included in the Registration Statement (Form S-1 No. 333-80581) and related Prospectus of LookSmart, Ltd. for the registration of 10,350,000 shares of its common stock.

                                          /s/ Ernst & Young LLP

Riverside, California

August 19, 1999